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                                                                   EXHIBIT 10.38

                                    FORM OF
                               SERVICES AGREEMENT

    AGREEMENT  (the "Agreement") made as  of this      day of     , 1996 between
Paracelsus Healthcare Corporation, a California corporation (the "Company"), and Dr. Manfred George Krukemeyer.

    WHEREAS, the Company desires to benefit from the experience and ability of Dr. Krukemeyer as a provider of management and strategic advisory services (the "Services") to the Company following the closing of the proposed merger transaction among the Company, Champion Healthcare Corporation, a Delaware corporation ("Champion"), and PC Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, whereby Champion will become a wholly owned subsidiary of the Company (the "Merger"); and

    WHEREAS, Dr. Krukemeyer is willing to commit himself to provide the Services to the Company on the terms and conditions provided herein.

    NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

    1. RETENTION AS SERVICE-PROVIDER. Subject to the closing of the Merger, the Company shall retain Dr. Krukemeyer and Dr. Krukemeyer shall serve the Company as an independent service-provider on the terms and conditions set forth herein.

    2. SERVICE PERIOD. The period (the "Service Period") during which Dr. Krukemeyer shall provide the Services to the Company shall commence on the date of closing (the "Closing Date") of the Merger and shall end on the date that is ten (10) years following the Closing Date, or, if earlier, on the date of Dr. Krukemeyer's death or permanent disability; provided, however, that in the event the Merger is abandoned or otherwise does not close, the Agreement will thereupon terminate without further obligation by either party hereto. For purposes of this Agreement, any determination of permanent disability shall be made by a physician selected by the Company and reasonably acceptable to Dr. Krukemeyer, whose approval shall not be unreasonably withheld; PROVIDED, HOWEVER, that the selection of such physician (i) shall be made in consultation with Dr. Krukemeyer and (ii) shall not (x) unreasonably require Dr. Krukemeyer to travel in order to be examined, (y) result in an unreasonable infringement of Dr. Krukemeyer's privacy, or (z) otherwise result in any unreasonable hardship to Dr. Krukemeyer.

    3.  DUTIES.   During the Service Period,  Dr. Krukemeyer shall provide  such
Services to the Company as may be reasonably requested by the Company and agreed to by Dr. Krukemeyer.

    4. PLACE OF PERFORMANCE. Dr. Krukemeyer may perform his duties hereunder at such locations as are acceptable to Dr. Krukemeyer and the Company or by telephone consultation, written communication and/or by fax or other suitable means as appropriate. Dr. Krukemeyer shall be permitted flexibility to schedule the provision of the Services.

    5. COMPENSATION. As compensation for the Services to be rendered by Dr. Krukemeyer, the Company shall pay Dr. Krukemeyer a fee, payable quarterly in advance, at the rate of U.S. $1 million per year during the Service Period. Such compensation payments shall continue to be made in full through the end of the Service Period notwithstanding any condition of temporary disability or other event which may render Dr. Krukemeyer temporarily unable to provide the Services at any time or from time to time during the Service Period.

    6. SUCCESSORS; BINDING AGREEMENT. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as
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hereinbefore defined  and  any  successor  to  its  business  and/or  assets  as aforesaid which executes and delivers the agreement provided for in this Paragraph 6 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

    7. NOTICE. Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given upon
(a) transmitter's confirmation of a receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or (c) the expiration of five business days after the day when mailed by certified or registered mail, postage prepaid, addressed as follows (or at such other address as the parties hereto shall specify by like notice):

    If to Dr. Krukemeyer:

       Dr. Manfred George Krukemeyer
       AM Natruper Holz 69
       D-49076 Osnabruck
       Federal Republic of Germany
       Facsimile: (011)49-541-966-4006

    with a copy to:

       R.J. Messenger
       155 North Lake Avenue, Suite 1100
       Pasadena, CA 91101
       Telecopier No.: (818) 578-6380

    and to:

       Dr. Meyer zu Losebeck
       Sozietat Dr. H. Mertens
       Hasemauer 9
       49074 Osnabruck, Germany
       Facsimile: (011) 49-541-331-1616
       Attention:

    If to the Company:

       Paracelsus Healthcare Corporation
       515 West Greens Road, Suite 800
       Houston, TX 77067
       Attention: Robert C. Joyner
                  Vice President and General Counsel
       Facsimile: (713) 873-6686

    with a copy to:

       Skadden, Arps, Slate, Meagher & Flom
       300 South Grand Avenue
       Suite 3400
       Los Angeles, California 90071
       Attention: Thomas C. Janson, Jr.
       Facsimile: (213) 687-5600

    8. WITHHOLDING. All amounts payable hereunder shall be subject to such withholding taxes, if any, as may be required by law. Prior to making the payments required hereunder, the Company will in good faith discuss with Dr. Krukemeyer's advisors the appropriate withholding level.

    9. MODIFICATION OF AGREEMENT; GOVERNING LAW; VENUE. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by Dr. Krukemeyer and such officer of the Company as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of any similar or dissimilar provisions or conditions at the same or at any
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prior or subsequent time. No  agreements or representations, oral or  otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York without regard to its conflicts of law principles. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the State of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 7 shall be valid and sufficient service thereof.

    10.   VALIDITY.    The  validity  or  enforceability  of  any  provision  or
provisions of this Agreement shall not be affected by the invalidity or unenforceability of any other provision of this Agreement and such valid and enforceable provisions shall remain in full force and effect.

    11.    COUNTERPARTS.    This  Agreement  may  be  executed  in  one  or more
counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

    12.   ENTIRE AGREEMENT.   This Agreement sets forth  the entire agreement of
the parties  hereto with  respect to  the subject  matter contained  herein  and
supersedes    all   prior   agreements,   promises,   covenants,   arrangements,
communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto; and any other prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and canceled.
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    IN  WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                          PARACELSUS HEALTHCARE CORPORATION

                                          By: __________________________________
                                              Name: R.J. Messenger
                                              Title: Chief Executive Officer

                                          ______________________________________
                                          Dr. Manfred George Krukemeyer